UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No .              )

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Filed by a Party other than the Registrant	☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

PARKS! AMERICA, INC.

(Name of Registrant as Specified in its Charter)

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 22, 2024, Parks! America, Inc. (the “Company”) issued the following press release providing Parks! America, Inc. shareholders with detailed instructions on how to convert paper certificated shares to book entry or electronic format, as well as providing guidance to begin the recovery process for lost or misplaced Parks! America, Inc. paper stock certificates.

2

Parks! America Provides Instructions to Shareholders Converting Paper Stock Certificates to Book Entry

PINE MOUNTAIN, Georgia – May 22, 2024 — Parks! America, Inc. (OTCPink: PRKA) (“Parks! America” or the “Company”), a leading operator of regional safari parks in the United States, today provided Parks! America shareholders detailed instructions outlining the process of converting their paper stock certificates to book entry or electronic recordkeeping format.

We believe the benefits of holding any stock, including Parks! America, Inc., in electronic format are compelling. As such, through September 27, 2024, current management of the Company is committed to covering the normal administrative cost charged by its transfer agent, Securities Transfer Corporation (“STC”), for shareholders who elect to make this transition during this offer window. We cannot ensure that this commitment will continue if Focused Compounding succeeds in ousting the current Board at the Company’s June 6, 2024 Annual Meeting of Stockholders.

Book Entry Conversion Instructions

1.	Scan, photocopy or take a picture of each of your Parks! America, Inc. paper stock certificate(s). Retain these images for your records.
2.	Prepare a short letter of instruction to STC, see Exhibit A for an example instruction letter.
3.	Mail the instruction letter and your ORIGINAL Parks! America, Inc. paper stock certificate(s) to STC:

Securities Transfer Corporation

Attn: Operations Department

2901 N. Dallas Parkway, Suite 380

Plano, Texas 75093

DO NOT sign the back of your stock certificate(s). (Note, if you would like to transfer some or all your Parks! America, Inc. stock to another party, please contact STC at (469) 633-0101 or access the STC forms webpage here).

4.	To allow for tracking this mailing, we suggest the following options:

a.	USPS Priority Mail, Flat Rate Envelope
b.	FedEx One-Rate Envelope
c.	United Parcel Service (UPS) Envelope

Allow 7-14 business days for STC to complete the process once the certificates are received. The process of conversion to book entry format is a first step toward being able to trade currently paper certificated Parks! America shares in the public market. In the coming weeks, we will update on the process of removing the RESTRICTED legend for those who are eligible. This process is a second step toward being able to trade currently paper certificated Parks! America shares in the public market.

Lost Share Certificates

Parks! America shareholders who have lost or misplaced their paper share certificates can initiate the replacement process by completing and sending STC a “Lost Securities Form Letter” which is available here or you can contact STC for assistance at (469) 633-0101. Avoiding the issues of handling and keeping track of paper certificates is one of the key reasons we are encouraging shareholders to convert to book entry. As such, rather than receiving a new certificate at the completion of the replacement process, we encourage Parks! America shareholders to convert at book entry at that time.

Parks! Amerca will cover the initial $50.00 recovery-filing fee charged by the transfer agent. Any additional fees to replace lost Parks! America share certificates are the responsibility of the shareholder.

EXHIBIT A

Example Instruction Letter

Date:

Securities Transfer Corporation

Attn: Operations Department

2901 N. Dallas Parkway, Suite 380

Plano, Texas 75093

Dear Securities Transfer Corporation:

I would like to take advantage of the offer that Parks! America, Inc. has made to cover the cost of converting my Parks! America, Inc. paper stock certificate(s) to book entry or electronic record keeping.

Please call me or email me if there are any questions. Also, please email a statement of my Parks! America, Inc. holdings after they are converted to book entry to the email address below.

Sincerely,

Name:

Address:

Phone number:

Email address:

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional safari parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, and the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas.

Additional information, including our Form 10-K for the fiscal year ended October 1, 2023, is available on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning our future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s annual report and other reports filed from time to time with the SEC. We undertake no obligation to publicly update or revise any forward looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with any matters to be considered at the upcoming annual meeting of stockholders, scheduled to be held on June 6, 2024 (including any adjournments or postponements thereof, the “Annual Meeting”). On April 23, 2024, the Company filed a definitive proxy statement, as amended May 3, 2024 (the “Definitive Proxy Statement”), and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders with respect to the Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AS THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Such information can be found in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement on page 16 and available here. Stockholders can obtain the definitive proxy statement with respect to the Annual Meeting, including any amendments or supplements to such proxy statement and other documents, if any, filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge on the Company’s website at https://animalsafari.com/investor-relations/.

Contact:

Lisa Brady

President and Chief Executive Officer

(706) 663-8744